Exhibit 2
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                                                                  EXECUTION COPY










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                          SECURITIES PURCHASE AGREEMENT



                                 BY AND BETWEEN



               THE INVESTORS LISTED ON THE SIGNATURE PAGES HERETO

                                       AND

                              NEUROGEN CORPORATION

                                 March 19, 2004



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


                              NEUROGEN CORPORATION

                          SECURITIES PURCHASE AGREEMENT

                           Dated as of March 19, 2004

TO THE INVESTORS LISTED
  ON THE SIGNATURE PAGES HERETO

Ladies and Gentlemen:

     Neurogen Corporation, a Delaware corporation (the "Company"), hereby agrees with each of the investors (each an "Investor" and collectively, the "Investors") listed on the signature pages to this Securities Purchase Agreement, dated as of March 19, 2004 (this "Agreement"), as follows:

SECTION 1. INTERPRETATION OF THIS AGREEMENT
           --------------------------------

     1.1. Defined Terms
          -------------

     As used in this Agreement, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term:

     Additional Shares: shall have the meaning set forth in Section 2.1.

     Additional Shares Purchase Agreement: shall have the meaning set forth in
Section 2.1(b).

     Agreement: shall have the meaning set forth in the Introduction hereto.

     Affiliate: shall mean any Person or entity, directly or indirectly, controlling, controlled by or under common control with such Person or entity.

     Approved Markets: shall mean the NASDAQ Stock Market (including the NASDAQ SmallCap Market), the New York Stock Exchange or the American Stock Exchange.

     Baker Group: shall mean Baker Bros. Investments, L.P., Baker Bros. Investments II, L.P., Baker Biotech Fund I, L.P., Baker Biotech Fund II, L.P., Baker Biotech Fund II (Z), L.P., Baker/Tisch Investments, L.P., and any limited partnership or limited liability company or other entity managed by Felix J. Baker or Julian C. Baker or any of their Affiliates.

     Board: shall have the meaning set forth in Section 3.3(c).

     Business Day: shall mean a day other than a Saturday, Sunday or other day on which banks in the State of New York are required or authorized to close.

     Closing: shall have the meaning set forth in Section 2.2.

     Closing Date: shall have the meaning set forth in Section 2.2.

     Code: shall mean the Internal Revenue Code of 1986, as amended.

     Common Stock: shall mean the common stock, par value $0.025 per share, of the Company.

     Company SEC Reports: shall have the meaning set forth in Section 3.7.

     Contract: shall mean any material agreement, contract, commitment, understanding, arrangement, restriction or other instrument to which the Company or its Subsidiary is a party, which includes any rights or obligations thereof, or which otherwise relates to or affects any of their respective assets, including, without limitation, any material indenture, lease, mortgage, deed of trust, loan, credit or security agreement, note or other evidence of indebtedness, guaranty, stockholders agreement, license, joint venture agreement, distribution agreement, or employment, severance or consulting agreement.

     DGCL: shall mean the Delaware General Corporation Law.

     Exchange Act: shall mean the Securities Exchange Act of 1934, as amended.

     FDA: shall have the meaning set forth in Section 3.9(c).

     Filed Company SEC Reports: shall have the meaning set forth in Section 3.7.

     GAAP: shall have the meaning set forth in Section 3.7.

     HSR Act: shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

     Indemnified Party: shall have the meaning set forth in Section 6.3(c).

     Indemnifying Party: shall have the meaning set forth in Section 6.3(c).

     Intellectual Property: shall mean all of the following, owned or used primarily in the current or contemplated business of the Company or its
Subsidiary: (i) registered and unregistered trademarks and service marks, trade dress, product configurations, trade names and other indications of origin, applications or registrations in any jurisdiction pertaining to the foregoing and all goodwill associated therewith; (ii) patentable and unpatentable inventions, discoveries, improvements, ideas, know-how, formula methodology, processes, compounds, technology, software (including password unprotected interpretive code or source code, object code, development documentation, programming tools, drawings, specifications and data) and applications and patents in any jurisdiction pertaining to the foregoing, including re-issues, continuations, divisions, continuations-in-part, renewals or extensions; (iii) trade secrets, including confidential information and the right in any jurisdiction to limit the use or disclosure thereof; (iv) copyrights in writings, designs software, mask works or other works, applications or registrations in any jurisdiction for the foregoing and all moral rights related thereto; (v) database rights; (vi) Internet Web sites, domain names and applications and registrations pertaining thereto and all intellectual property used in connection with or contained in all versions of the Company's Web sites;
(vii) rights under all agreements relating to the foregoing; (viii) books and records pertaining to the foregoing; and (ix) claims or causes of action arising out of or related to past, present or future infringement or misappropriation of the foregoing.

     Investment: shall mean the purchase by the Investor of the Shares pursuant to the terms of this Agreement.

     Investor(s): shall have the meaning set forth in the Introduction hereto.

     Losses: shall mean any and all losses, liabilities, damages, expenses and other costs (or actions or proceedings in respect thereof).

     Majority Investors: shall mean the Investors having commitments to purchase at least 70% of the Shares.

     Material Adverse Effect: shall mean, collectively, a material adverse effect on, or a material adverse change in, or group of such effects on or changes in the business, properties, assets, liabilities, operations or condition (financial or otherwise) of the Company and its Subsidiary taken as a whole.

     Merck Agreement: shall mean the Stock Purchase Agreement between the Company, Merck Sharp & Dohme Limited and Merck & Co., Inc., dated as of November 24, 2003.

     NASD: shall mean National Association of Securities Dealers, Inc.

     NASDAQ Stock Market: shall have the meaning set forth in Section 3.24.

     Neurogen Properties: shall mean Neurogen Properties LLC, a Connecticut limited liability company.

     Observers: shall have the meaning set forth in Section 5.4.

     Organizational Documents: shall have the meaning set forth in Section
3.1(a).

     Owns, Own, Owned: shall mean the aggregate beneficial ownership, within the meaning of Rule 13d-3 under the Exchange Act, of an Investor and any of its Affiliates.

     Person: shall mean an individual, partnership, joint-stock company, corporation, limited liability company, trust or unincorporated organization, and a government or agency or political subdivision thereof.

     Pfizer Agreement: shall mean the Collaborative Research Agreement between the Company and Pfizer Inc., dated as of November 1, 1995.

     Preferred Stock: shall mean the preferred stock, par value $0.025 per share, of the Company.

     Preliminary Prospectuses: shall have the meaning set forth in Section 6.1(a)(4).

     Prospectus: shall have the meaning set forth in Section 6.1(a)(3).

     Proposed Securities: shall have the meaning set forth in Section 5.5(a)(1).

     Proxy Statement: shall have the meaning set forth in Section 5.6.

     Registration Statement: shall have the meaning set forth in Section 6.1(a)(1).

     Sarbanes-Oxley Act: shall mean the Sarbanes-Oxley Act of 2002.

     SEC: shall mean the Securities and Exchange Commission.

     Securities Act: shall mean the Securities Act of 1933, as amended.

     Shares: shall have the meaning set forth in Section 2.1.

     Share Purchase Price: shall mean the amount equal to the product of (i) the number of shares of Common Stock being purchased by an Investor on the Closing Date and (ii) $7.00.

     Subscription Securities: shall have the meaning set forth in Section 5.5(a)(2).

     Subsidiary: shall mean an entity of which a Person owns, directly or indirectly, more than 50% of the Voting Stock.

     Suspension: shall have the meaning set forth in Section 6.2(c).

     Suspension Notice: shall have the meaning set forth in Section 6.2(c).

     Stockholder Approval: shall have the meaning set forth in Section 5.6.

     Takeover Statute: shall mean any corporate takeover provision under laws of the State of Delaware or any other state or federal "fair price", "moratorium", "control share acquisition" or other similar antitakeover statute or regulation.

     Tisch Group: shall mean Andrew H. Tisch, Daniel R. Tisch, James S. Tisch, Thomas J. Tisch, Four Partners, Four-Fourteen Partners LLC, Joan H. Tisch and any trust of which Andrew H. Tisch, Daniel R. Tisch, James S. Tisch or Thomas J. Tisch is a trustee or co-trustee.

     Voting Stock: shall mean securities of any class or classes of an entity, the holders of which are ordinarily, in the absence of contingencies, entitled to elect a majority of the corporate directors (or Persons performing similar functions).

     WP: shall mean Warburg Pincus Private Equity VIII, L.P., a Delaware limited partnership.

SECTION 2. PURCHASE AND SALE OF SHARES
           ---------------------------

     2.1. Issuance of Shares
          ------------------

     (a) Subject to the terms and conditions set forth in this Agreement and to the conditions set forth herein, and in reliance upon the Company's and the Investors' representations set forth below, on the Closing Date, the Company shall sell to the Investors, and the Investors shall purchase from the Company, the number of shares of Common Stock at the Share Purchase Price set forth opposite each Investor's respective name on Schedule 2.1 (such shares shall be collectively referred to herein as the "Shares"). The sale and purchase of the Shares shall be effected on the Closing Date by the Company executing and delivering to each Investor, duly registered in such Investor's name or in the name of its nominee or other designee designated in writing to the Company at least one day prior to the Closing Date, a duly executed stock certificate evidencing the Shares being purchased by it, against delivery by such Investor to the Company of the Share Purchase Price, by wire transfer of immediately available funds to such account as the Company shall designate in writing.

     (b) Notwithstanding Section 2.1(a), the Company, in its sole discretion, shall have the right to offer Shares (the "Additional Shares") to not more than three (3) institutional investors (the "Institutional Investors") each Owning more than 5% of the Common Stock (as determined by reference to the most recent filings made prior to the date hereof by the Institutional Investor with the SEC pursuant to Section 13(d) under the Exchange Act and the rules promulgated thereunder), subject to the following:

          (1) The terms on which the Additional Shares may be offered and sold to the Institutional Investors shall be substantially identical to the terms set forth in the securities purchase agreement attached hereto as Exhibit A (the "Additional Shares Purchase Agreement").

          (2) The price at which each Additional Share may be sold to the Institutional Investors shall equal $7.00.

          (3) Not more than an aggregate of 4,142,857 Additional Shares may be sold to the Institutional Investors, and no Institutional Investor shall acquire more than the number of shares representing such Institutional Investor's pro rata interest of the total Shares proposed to be sold hereunder (based on the Institutional Investor's ownership interest in the Company), as determined by the Company.

          (4) In the event any Institutional Investor executes an Additional Shares Purchase Agreement, the number of Shares to be purchased by each Investor hereunder shall be reduced, on a share for share basis, as more specifically set forth on Schedule 2.1.

          (5) The Company's right to offer or sell Additional Shares to the Institutional Investors shall expire at 5:00 pm, New York time, on March 23, 2004. No agreement to purchase shares of Common Stock after such time shall reduce the Shares to be purchased by the Investors hereunder.

     2.2. Closing and Closing Date
          ------------------------

     The closing of the transactions contemplated by Section 2.1(a) (the "Closing") shall take place at 10:00 A.M., New York City time, on the third Business Day following the date on which the last to be fulfilled or waived of the conditions set forth in Sections 7 and 8 hereof pertaining to the Closing Date shall have been fulfilled or waived in accordance with this Agreement, or on such earlier date as may be mutually agreed by the Company and the Majority Investors (the "Closing Date"), at the offices of Willkie Farr & Gallagher LLP, 787 Seventh Avenue, New York, New York 10019, or such other location as the Majority Investors and the Company shall mutually select. The Company's agreement with each Investor is a separate agreement and the sales to each Investor are separate sales.

SECTION 3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY
           ---------------------------------------------

     The Company represents and warrants to the Investors as of the date of this Agreement (or, if made as of a specified date, as of such date) that:

     3.1. Corporate Organization
          ----------------------

     (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Attached hereto as Exhibits B and C, respectively, are true and complete copies of the Restated Certificate of Incorporation and By-laws of the Company, as amended through the date hereof (collectively, the "Organizational Documents").

     (b) The Company has all requisite corporate power and authority to carry on its business as now conducted. The Company has all requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder.

     (c) The Company has filed all necessary documents to qualify to do business as a foreign corporation in each jurisdiction in which the conduct of the Company's business or the nature of the property owned requires such qualification, except where the failure to so qualify would not be reasonably likely to have a Material Adverse Effect.

     3.2. Company Subsidiary
          ------------------

     Neurogen Properties is the only Subsidiary of the Company. The Company's Subsidiary has been duly formed, is validly existing in good standing under the laws of its jurisdiction of organization, has the power and authority to own its properties and to conduct its business and is duly registered, qualified and authorized to transact business and is in good standing in each jurisdiction in which the conduct of its business or the nature of its properties requires such registration, qualification or authorization, except where the failure to be duly registered, qualified or authorized would not be reasonably likely to have a Material Adverse Effect. All of the issued and outstanding membership interests of the Subsidiary have been duly authorized and validly issued, are fully paid and non-assessable, and are owned by the Company free and clear of any mortgage, pledge, lien, encumbrance, security interest, claim or equity.

     3.3. Capitalization
          --------------

     (a) On the date hereof, the authorized capital stock of the Company consists of 50,000,000 shares of its Common Stock and 2,000,000 shares of Preferred Stock. As of March 17, 2004, the issued and outstanding shares of capital stock of the Company consisted of 19,892,646 shares of Common Stock and no shares of Preferred Stock.

     (b) All the outstanding shares of capital stock of Common Stock have been duly and validly issued and are fully paid and non-assessable, and were issued in accordance with the registration or qualification requirements of the Securities Act and any relevant state securities laws or pursuant to valid exemptions therefrom. As of the Closing Date, the Shares will be duly authorized and, upon issuance, sale and delivery as contemplated by this Agreement, the Shares will be validly issued, fully paid and non-assessable securities of the Company, free and clear of any and all security interests, pledges, liens, charges, claims, options, restrictions on transfer, preemptive or similar rights, proxies and voting or other agreements, or other encumbrances of any nature whatsoever, except for those provided for herein and other than restrictions on transfer imposed by federal or state securities laws.

     (c) On the Closing Date, except as disclosed in the Filed Company SEC Reports, there will be no shares of Common Stock or any other equity security of the Company issuable upon conversion, exchange or exercise of any security of the Company or its Subsidiary, nor will there be any rights, options, calls or warrants outstanding or other agreements to acquire shares of Common Stock nor will the Company or its Subsidiary be contractually obligated to purchase, redeem or otherwise acquire any of its outstanding shares. Except as disclosed in the Filed Company SEC Reports, no stockholder of the Company is entitled to any preemptive or similar rights to subscribe for shares of capital stock of the Company and no stockholder of the Company has any rights, contractual or otherwise, to designate members of the Company's Board of Directors (the "Board"), other than in accordance with the DGCL. There are no stockholder, voting or other agreements relating to the rights and obligations of the Company's stockholders, except as provided in the Merck Agreement or the Pfizer Agreement.

     3.4. Corporate Proceedings, etc.
          ---------------------------

     The Company has authorized the execution, delivery and performance of this Agreement and each of the transactions and agreements contemplated hereby. No other corporate action is necessary to authorize such execution, delivery and performance of this Agreement, and upon such execution and delivery, this Agreement shall constitute the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except that such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights and general principles of equity.

     3.5. Consents and Approvals
          ----------------------

     Except as set forth in Schedule 3.5 hereto, the execution and delivery by the Company of this Agreement, the issuance of any of the Shares, the performance by the Company of its obligations hereunder and the consummation by the Company of the transactions contemplated hereby do not require the Company or its Subsidiary to obtain any consent, approval, clearance or action of, or make any filing, submission or registration with, or give any notice to, any governmental authority or judicial authority.

     3.6. Absence of Defaults, Conflicts, etc.
          ------------------------------------

     (a) The execution and delivery of this Agreement by the Company does not, and the fulfillment of the terms hereof and thereof by the Company, and the issuance, sale and delivery of the Shares will not, (i) violate or conflict with the Organizational Documents; (ii) result in a breach of any of the terms, conditions or provisions of, or constitute a default (with or without the giving of notice or the passage of time (or both)) under, or result in the modification of, or permit the acceleration of rights under or termination of, any Contract of the Company or its Subsidiary; (iii) violate any law, ordinance, standard, judgment, rule or regulation of any court or federal, state or foreign regulatory board or body or administrative agency having jurisdiction over the Company or its Subsidiary or over their respective properties or businesses; or
(iv) result in the creation or imposition of any lien, encumbrance, claim, security interest or restriction whatsoever upon any of the material properties or assets of the Company or its Subsidiary, except, in the cases of clauses
(ii), (iii) or (iv), where such event would not be reasonably likely to have a Material Adverse Effect.

     (b) Neither the Company nor its Subsidiary is in default under or in violation of (and no event has occurred and no condition exists which, upon notice or the passage of time (or both), would constitute a default under) (i) the Company's Organizational Documents and governing documents of its Subsidiary, (ii) any Contract of the Company or its Subsidiary, (iii) any license, permit or authorization to which the Company or its Subsidiary is a party or by which any of them may be bound or (iv) any order, writ, injunction or decree of any court or any Federal, state, municipal or other domestic or foreign governmental department, commission, board, bureau, agency or instrumentality except, in the case of clause (ii) or (iii), for defaults or violations which would not be reasonably likely to have a Material Adverse Effect. Each Contract of the Company and its Subsidiary is valid, binding and enforceable against the Company or its Subsidiary and, to the Company's best knowledge, the other parties thereto, in accordance with its terms, and in full force and effect on the date hereof.

     3.7. Reports and Financial Statements
          --------------------------------

     The Company has furnished or made available to the Investors, via its EDGAR filings with the SEC, true and complete copies of the Company's (i) Annual Reports on Form 10-K for the fiscal years ended December 31, 2003, December 31, 2002 and December 31, 2001, as amended, as filed with the SEC, (ii) proxy statements, as amended, related to all meetings of its stockholders (whether annual or special) held since January 1, 2002, and (iii) all other reports filed with or registration statements declared effective by the SEC since January 1, 2002, except registration statements on Form S-8 relating to employee benefit plans, which are all the documents (other than preliminary material) that the Company was required to file with the SEC since that date (the documents referred to in clauses (i) through (iii), together with all accompanying exhibits and all information incorporated therein by reference, being referred to herein collectively as the "Company SEC Reports"). The Company has timely made all filings and furnishings with the SEC pursuant to the Exchange Act during the 12 months preceding the date of this Agreement. As of their respective dates, the Company SEC Reports were duly filed or furnished with the SEC and complied in all material respects with the requirements of the Sarbanes-Oxley Act, the Securities Act or the Exchange Act, as the case may be, and the rules and regulations promulgated by the SEC and NASDAQ Stock Market thereunder applicable to such Company SEC Reports. Except to the extent that information contained in any Company SEC Report filed or furnished with the SEC and made publicly available prior to the date of this Agreement (a "Filed Company SEC Report") has been revised or superseded by a later Filed Company SEC Report, as of their respective dates, none of the Filed Company SEC Reports contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited consolidated financial statements included in the Filed Company SEC Reports comply in all material respects with applicable accounting requirements of the Securities Act or the Exchange Act and with the published rules and regulations of the SEC with respect thereto. The financial statements (including the schedules and notes thereto) included in the Company's SEC Reports (i) have been prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis and (ii) present fairly, in all material respects the financial position of the Company and its Subsidiary as at the dates thereof and the results of their operations and cash flow for the periods then ended, except that the unaudited financial statements may not be in accordance with GAAP because of the absence of footnotes normally contained therein and are subject to normal year-end audit adjustments.

     3.8. Absence of Certain Developments
          -------------------------------

     Since December 31, 2003, there has been no (i) change or event which is reasonably likely to have a Material Adverse Effect, (ii) declaration, setting aside or payment of any dividend or other distribution with respect to the capital stock of the Company, (iii) issuance of capital stock (other than pursuant to (1) the exercise of options, warrants, or convertible securities outstanding at such date, (2) the Merck Agreement or (3) employee benefit plans) or options, warrants or rights to acquire capital stock (other than the rights granted (1) to the Investors hereunder or to the Institutional Investors under any Additional Shares Purchase Agreement or (2) pursuant to employee benefit plans), (iv) material loss, destruction or damage to any property of the Company or its Subsidiary, whether or not insured, (v) acceleration of any indebtedness for borrowed money or the refunding of any such indebtedness, (vi) labor trouble involving the Company or its Subsidiary or any material change in their personnel or the terms and conditions of employment, (vii) waiver of any valuable right in favor of the Company or its Subsidiary, (viii) loan or extension of credit to any officer of the Company or its Subsidiary or to any employee of the Company or its Subsidiary in an amount in excess of $25,000 or
(ix) acquisition or disposition of any material assets (or any contract or arrangement therefor) other than pursuant to the Merck Agreement, or any other material transaction by the Company or its Subsidiary otherwise than for fair value in the ordinary course of business.

     3.9. Compliance with Law
          -------------------

     (a) Neither the Company nor its Subsidiary is in violation of any laws, ordinances, governmental rules or regulations to which it is subject, including without limitation laws or regulations relating to the environment or to occupational health and safety, except for violations that would not be reasonably likely to have a Material Adverse Effect, and no material expenditures are known to be or expected to be required in order to cause its current operations or properties to comply with any such law, ordinances, governmental rules or regulations.

     (b) The Company and its Subsidiary have all licenses, permits, franchises or other governmental authorizations necessary to the ownership of their property or to the conduct of their respective businesses in the manner described in the Filed Company SEC Reports, which if violated or not obtained would be reasonably likely to have a Material Adverse Effect. Neither the Company nor its Subsidiary has finally been denied any application for any such licenses, permits, franchises or other governmental authorizations necessary to its business.

     (c) The Company and its Subsidiary have complied in all material respects in accordance with all applicable rules and regulations of the United States Food and Drug Administration ("FDA") (including the Federal Food, Drug and Cosmetic Act, as amended, and the FDA's Good Manufacturing Practices), similar laws of foreign jurisdictions applicable to the Company and its Subsidiary, all state rules and regulations and the Company's quality control procedures in effect at the time of manufacture. Neither the Company nor its Subsidiary has received any written notice from the FDA or any other federal, state or foreign regulatory agency questioning the manufacturing practices of any of the Company's contractors and the Company is not aware of any intent to deliver any such written notice.

     (d) The Company is in material compliance with and is taking all action required for the Company to remain in material compliance with all provisions of the Sarbanes-Oxley Act and the rules and regulations promulgated thereunder and all provisions of the NASDAQ Stock Market, in each case as to which the Company is required to be in compliance.

     3.10. Litigation
           ----------

     Except as disclosed in the Filed Company SEC Reports, there is no legal action, suit, arbitration or other legal, administrative or other governmental investigation, inquiry or proceeding (whether federal, state, local or foreign) pending or, to the best of the Company's knowledge, threatened against or affecting the Company or its Subsidiary or any of their respective properties, assets or businesses which would be reasonably likely to have a Material Adverse Effect. Neither the Company nor its Subsidiary is subject to any order, writ, judgment, injunction, decree, determination or award of any court or of any governmental agency or instrumentality (whether federal, state, local or foreign).

     3.11. Absence of Undisclosed Liabilities
           ----------------------------------

     Except as disclosed in the Filed Company SEC Reports, subsequent to the respective dates as of which such information is given in the Filed Company SEC Reports, neither the Company nor its Subsidiary has incurred any liability or obligation, direct or contingent, or entered into any transaction, not in the ordinary course of business, that is material to the Company and its Subsidiary taken as a whole, and there has not been any change in the capital stock, or material increase in the short-term or long-term debt, of the Company or its Subsidiary taken as a whole.

     3.12. Employees
           ---------

     (a) Neither the Company nor its Subsidiary is engaged in any unfair labor practice or discriminatory employment practice and no complaint of any such practice against the Company or its Subsidiary has been filed or, to the best of the Company's knowledge, threatened to be filed with or by the National Labor Relations Board, the Equal Employment Opportunity Commission or any other administrative agency, federal or state, that regulates labor or employment practices, nor is any grievance filed or, to the best of the Company's knowledge, threatened to be filed, against the Company or its Subsidiary by any employee pursuant to any collective bargaining or other employment agreement to which the Company or its Subsidiary is a party or is bound which, in any such case, would be reasonably likely to have a Material Adverse Effect. The Company and its Subsidiary are in compliance with all applicable foreign, federal, state and local laws and regulations regarding occupational safety and health standards except to the extent that noncompliance would not be reasonably likely to have a Material Adverse Effect, and have received no complaints from any foreign, federal, state or local agency or regulatory body alleging such violations of any such laws and regulations.

     (b) The Company is not aware that any officer or key employee, or that any group of key employees, intends to terminate their employment with the Company, nor does the Company have a present intention to terminate the employment of any of the foregoing.

     3.13. Tax Matters
           -----------

     There are no federal, state, county or local taxes due and payable by the Company or its Subsidiary which have not been paid. The Company and its Subsidiary have duly filed (except in cases where valid extensions have been obtained) all federal, state, county and local tax returns required to have been filed by it and there are in effect no waivers of applicable statutes of limitations with respect to taxes for any year. No tax deficiency has been determined adversely to the Company which would be reasonably likely to have Material Adverse Effect. Neither the Company nor its Subsidiary is currently subject to a federal or state tax audit of any kind.

     3.14. Intellectual Property
           ---------------------

     (a) The Company and its Subsidiary own all right, title and interest in and to, or have a valid and enforceable license to use all the Intellectual Property used by them in connection with their respective businesses, which represents all intellectual property rights necessary to the conduct of their businesses as now conducted and presently contemplated, except where the failure to own or license such Intellectual Property would not be reasonably likely to have a Material Adverse Effect. Except as disclosed in the Filed Company SEC Reports, to the best knowledge of the Company, there are no conflicts with or infringements of any Intellectual Property by any third party, except for conflicts or infringements that would not be reasonably likely to have a Material Adverse Effect. To the knowledge of the Company, the conduct of the business of the Company and its Subsidiary as currently conducted or contemplated does not conflict with or infringe any proprietary right of any third party, except for conflicts or infringements that would not be reasonably likely to have a Material Adverse Effect. There is no claim, suit, action or proceeding pending or, to the knowledge of the

Company, threatened against the Company or its Subsidiary: (i) alleging any such conflict or infringement with any third party's proprietary rights or (ii) challenging the Company's or its Subsidiary's ownership or use of, or the validity or enforceability of any Intellectual Property, except for conflicts or infringements that would not be reasonably likely to have a Material Adverse Effect.

     (b) To the Company's knowledge, no present or former employee, officer or director of the Company or its Subsidiary, or agent or outside contractor of the Company or its Subsidiary, holds any right, title or interest, directly or indirectly, in whole or in part, in or to any Intellectual Property, except those formally assigned or transferred to the Company by such employees. Neither the execution nor delivery of this Agreement, nor the carrying on of the Company's business by the employees of and consultants to the Company will, to the Company's knowledge, conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any Contract (including covenants or commitments of any nature) which any of such employees or consultants is now obligated. The Company does not believe it is or will be necessary to utilize any inventions of any of its employees (or people it currently intends to hire) made prior to their employment by the Company, except those formally assigned or transferred to the Company by such employees.

     (c) To the Company's knowledge: (i) no trade secret of the Company or its Subsidiary has been used, disclosed or appropriated to the detriment of the Company or its Subsidiary for the benefit of any Person other than the Company or its Subsidiary; and (ii) no employee, independent contractor or agent of the Company or its Subsidiary has misappropriated any trade secrets or other confidential information of any other Person in the course of the performance of his or her duties as an employee, independent contractor or agent of the Company or its Subsidiary, except in the cases of clauses (i) and (ii) as would not be reasonably likely to have a Material Adverse Effect.

     3.15. Title to Tangible Assets
           ------------------------

     The Company and its Subsidiary have good and marketable title to their properties and assets and good title to all their leasehold estates, in each case except as disclosed in the Filed Company SEC Reports subject to no mortgage, pledge, lien, lease, encumbrance or charge, other than or resulting from taxes which have not yet become delinquent and minor liens and encumbrances which do not in any case materially detract from the value of the property subject thereto or materially impair the operations of the Company and its Subsidiary and which have not arisen otherwise than in the ordinary course of business.

     3.16. Condition of Properties
           -----------------------

     The property, assets and operations of the Company comply in all material respects with all applicable ordinances, regulations and laws.

     3.17. Insurance
           ---------

     The Company and its Subsidiary maintain insurance of the types and in amounts generally deemed adequate by the Company and its Subsidiary for business and consistent with insurance coverage maintained by similar companies and businesses, all of which insurance is in full force and effect.

     3.18. Transactions with Related Parties
           ---------------------------------

     Except as disclosed in the Filed Company SEC Reports, neither the Company nor its Subsidiary is a party to any agreement with any of the Company's directors, officers or stockholders or any Affiliate or family member of any of the foregoing under which it: (i) leases any real or personal property (either to or from such Person); (ii) licenses technology (either to or from such Person); (iii) is obligated to purchase any tangible or intangible asset from or sell such asset to such Person; (iv) purchases products or services from such Person; or (v) has borrowed money from or lent money to such Person. Neither the Company nor its Subsidiary employs as an employee or engages as a consultant any family member of any of the Company's directors, officers or stockholders. To the best knowledge of the Company, there exist no agreements among stockholders of the Company to act in concert with respect to the voting or holding of the Company's securities.

     3.19. Registration Rights
           -------------------

     Except as disclosed in the Filed Company SEC Reports and pursuant to
Section 6, the Company will not, as of the Closing Date, be under any obligation to register any of its securities under the Securities Act.

     3.20. Private Offering
           ----------------

     Neither the Company nor to the Company's knowledge, anyone acting on its behalf has sold or has offered any of the Shares for sale to, or solicited offers to buy from, or otherwise approached or negotiated with respect thereto with, any prospective purchaser, other than the Investors. Neither the Company nor anyone acting on its behalf shall offer the Shares for issue or sale to, or solicit any offer to acquire any of the same from, anyone so as to bring the issuance and sale of such Shares within the provisions of Section 5 of the Securities Act. Based upon the representations of the Investors set forth in
Section 4, the offer, issuance and sale of the Shares are and will be exempt from the registration and prospectus delivery requirements of the Securities Act, and have been registered or qualified (or are exempt from registration and qualification) under the registration, permit or qualification requirements of all applicable state securities laws.

     3.21. Brokerage
           ---------

     There are no claims for brokerage commissions or finder's fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement made by or on behalf of the Company and the Company agrees to indemnify and hold the Investors harmless against any costs or damages incurred as a result of any such claim.

     3.22. Illegal or Unauthorized Payments; Political Contributions
           ---------------------------------------------------------

     Neither the Company or its Subsidiary nor, to the best of the Company's knowledge (after reasonable inquiry of its officers and directors), any of the officers, directors, employees, agents or other representatives of the Company or its Subsidiary or any other business entity or enterprise with which the Company or its Subsidiary is or has been affiliated or associated, has, directly or indirectly taken any action prohibited by Section 30A of the Exchange Act.

     3.23. Takeover Statute
           ----------------

     The Board has taken all action necessary to render inapplicable, as it relates to the Investors, the provisions of Section 203 of the DGCL. To the Company's knowledge, no other Takeover Statute is applicable to the transactions contemplated hereby.

     3.24. NASDAQ Compliance
           -----------------

     The Common Stock is registered pursuant to Section 12(g) of the Exchange Act, and is listed on The NASDAQ National Market (the "NASDAQ Stock Market"), and trading in the Common Stock has not been suspended and the Company has taken no action designed to, or that is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock from the NASDAQ Stock Market. To the best of the Company's knowledge, the Company and the Common Stock meet the criteria for continued listing and trading on the NASDAQ Stock Market.

     3.25. Reporting Status
           ----------------

     The Company is currently eligible to register the resale of Common Stock in a secondary offering on a registration statement on Form S-3 under the Securities Act.

     3.26. No Manipulation of Common Stock
           -------------------------------

     The Company has not taken and will not take any action outside the ordinary course of business designed to or that might reasonably be expected to cause or result in unlawful manipulation of the price of the Common Stock to facilitate the sale or resale of the Shares.

     3.27. Accountants
           -----------

     Pricewaterhouse Coopers LLP has advised the Company that it is, and to the best knowledge of the Company it is, an independent accountant as required by the Sarbanes-Oxley Act, the Securities Act and the Exchange Act and the rules and regulations promulgated thereunder.

     3.28. Transfer Taxes
           --------------

     On the Closing Date, all stock transfer or other taxes (other than income taxes) which are required to be paid in connection with the sale and transfer of the Shares hereunder will be, or will have been, fully paid or provided for by the Company and the Company will have complied with all laws imposing such taxes.

     3.29. Investment Company
           ------------------

     The Company is not an "investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" for an investment company, within the meaning of the Investment Company Act of 1940, as amended.

     3.30. Internal Accounting Controls
           ----------------------------

     The Company and its Subsidiary maintain a system of internal accounting controls sufficient, in the judgment of the management of the Company, to provide reasonable assurance that: (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

SECTION 4. REPRESENTATIONS AND WARRANTIES OF THE INVESTORS
           -----------------------------------------------

     Each Investor severally represents and warrants to the Company as of the date of this Agreement (or, if made as of a specified date, as of such date) that:

     (a) It is acquiring the Shares for its own account for investment and not with a view towards the resale, transfer or distribution thereof, nor with any present intention of distributing the Shares, but subject, nevertheless, to any requirement of law that the disposition of the Investor's property shall at all times be within the Investor's control, and without prejudice to the Investor's right at all times to sell or otherwise dispose of all or any part of such securities under a registration under the Securities Act or under an exemption from said registration available under the Securities Act.

     (b) It has full power and legal right to execute and deliver this Agreement and to perform its obligations hereunder.

     (c) It is a validly existing partnership, limited liability company, trust or corporation, as the case may be, duly organized under the laws of its jurisdiction of organization or formation.

     (d) It has taken all action necessary for the authorization, execution, delivery, and performance of this Agreement and its obligations hereunder, and, upon execution and delivery by the Company, this Agreement shall constitute the valid and binding obligation of such Investor, enforceable against such Investor in accordance with its terms, except that such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights and general principles of equity.

     (e) There are no claims for brokerage commissions or finder's fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement made by or on behalf of such Investor and such Investor agrees to indemnify and hold the Company harmless against any costs or damages incurred as a result of any such claim.

     (f) It has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of its investment in the Company as contemplated by this Agreement, and is able to bear the economic risk of such investment for an indefinite period of time. It has been furnished access to such information and documents as it has requested and has been afforded an opportunity to ask questions of and receive answers from representatives of the Company concerning the terms and conditions of this Agreement and the purchase of the Shares contemplated hereby. It is a "qualified institutional buyer" within the meaning of Rule 144A(a) of the Securities Act or an "accredited investor" within the meaning of Rule 501(a) of Regulation D under the Securities Act.

     (g) It understands that the Shares have not been registered under the Securities Act, by reason of their issuance by the Company in a transaction exempt from the registration requirements of the Securities Act, and that the Shares must continue to be held by such Investor unless a subsequent disposition thereof is registered under the Securities Act or is exempt from such registration. The Investor understands that the exemptions from registration afforded by Rule 144 of the Securities Act (the provisions of which are known to it) promulgated under the Securities Act depend on the satisfaction of various conditions, and that, if applicable, Rule 144 of the Securities Act may afford the basis for sales only in limited amounts.

     (h) Except such consents, approvals and filings, the failure to obtain or make would not, individually or in the aggregate, have a material adverse effect on the ability of the Investor to consummate the transactions contemplated by this Agreement, and except for any filing by WP of a Notification and Report Form under the HSR Act, the execution and delivery by it of this Agreement and the performance by such Investor of its obligations hereunder and the consummation by such Investor of the transactions contemplated hereby do not require such Investor to obtain any consent, approval, clearance or action of, or make any filing, submission or registration with, or give any notice to, any governmental authority or judicial authority.

     (i) The execution and delivery of this Agreement by such Investor do not, and the fulfillment of the terms hereof and thereof by such Investor will not,
(i) violate or conflict with its partnership agreement, trust agreement, the articles of incorporation, other constitutive documents or by-laws (or other similar applicable documents) of the Investor, as applicable; (ii) result in a breach of any of the terms, conditions or provisions of, or constitute a default (with or without the giving of notice or the passage of time (or both)) under, or result in the modification of, or permit the acceleration of rights under or termination of, any material contract to which such Investor is a party or (iii) violate any law, ordinance, standard, judgment, rule or regulation of any court or federal, state or foreign regulatory board or body or administrative agency having jurisdiction over such Investor or over its respective properties or businesses; except, in the cases of clauses (ii) and (iii) where such event would not be reasonably likely to have a material adverse effect on the Investor's ability to consummate the transactions contemplated by this Agreement.

     (j) On the date of this Agreement, the Investor (1) is not an "interested stockholder" within the meaning of Section 203(c)(5) of the DGCL or (2) has been an "interested stockholder" for a period of more than three years preceding the date of this Agreement.

SECTION 5. ADDITIONAL AGREEMENTS OF THE PARTIES
           ------------------------------------

     5.1. Resale of Shares
          ----------------

     (a) Each Investor severally covenants that it will not sell or otherwise transfer the Shares, except pursuant to an effective registration under the Securities Act or in a transaction which, in the opinion of counsel reasonably satisfactory to the Company, qualifies as an exempt transaction under the Securities Act and the rules and regulations promulgated thereunder.

     (b) The certificates evidencing the Shares will bear substantially the following legend reflecting the foregoing restrictions on the transfer of such
Shares:

     "The securities evidenced hereby have not been registered under the Securities Act of 1933, as amended (the "Act"), and may not be transferred except pursuant to an effective registration under the Act or in a transaction which, in the opinion of counsel reasonably satisfactory to the Company, qualifies as an exempt transaction under the Act and the rules and regulations promulgated thereunder."

     In connection with any sale of the Shares pursuant to the Registration Statement or Rule 144 under the Securities Act, the Company will use its reasonable best efforts to cause any restrictive legend to be removed from the certificates representing the Shares, including, where appropriate, providing the Company's transfer agent with an opinion of counsel in form and substance reasonably requested by such transfer agent.

     5.2. Covenants Pending Closing
          -------------------------

     Pending the Closing, the Company will conduct and will cause its Subsidiary to conduct their respective businesses in the ordinary course, and will not, and will not permit its Subsidiary to, without the Investors' prior written consent, such consent not to be unreasonably withheld, delayed or conditioned, take any action which would result in any of the representations or warranties contained in this Agreement not being true at and as of the time immediately after such action, or in any of the covenants contained in this Agreement becoming incapable of performance. The Company will promptly advise the Investors of any action or event of which it becomes aware which has the effect of making materially incorrect any of such representations or warranties or which has the effect of rendering any of such covenants incapable of performance.

     5.3. Further Assurances
          ------------------

     Each of the parties shall execute such documents and other papers and take such further actions as may be reasonably required or desirable to carry out the provisions hereof and the transactions contemplated hereby. Each such party shall use its reasonable efforts to fulfill or obtain the fulfillment of the conditions to the Closing as promptly as practicable.

     5.4. Observers
          ---------

     (a) For as long as WP Owns at least 5% of the Common Stock or 100% of the Shares acquired by WP pursuant to this Agreement, WP shall have the right to have one observer attend all Board meetings. For as long as the Baker Group Owns at least 5% of the Common Stock or 100% of the Shares acquired by the Baker Group pursuant to this Agreement, the Baker Group shall have the right to have one observer attend all Board meetings. For as long as the Tisch Group Owns at least 5% of the Common Stock or 100% of the Shares acquired by the Tisch Group pursuant to this Agreement, the Tisch Group shall have the right to have one observer attend all Board meetings (the "Observers").

     (b) Each Observer shall be entitled to receive notice of all meetings of the Board at the same time and in the same manner as the Board, and shall be entitled to receive all Board packages and related materials, to the same extent as members of the Board.

     5.5. Subscription Right
          ------------------

     (a) If at any time after the date hereof, the Company determines to issue equity securities of any kind (for these purposes, the term "equity securities" shall include, without limitation, Common Stock, any warrants, options or other rights to acquire equity securities and debt securities convertible into equity securities) of the Company (other than: (i) the issuance of any shares of equity securities in the ordinary course to employees, directors, consultants or advisors to the Company pursuant to any employee benefit plan approved by the Board; (ii) any equity securities issued as consideration in connection with an acquisition, merger or consolidation by the Company provided such acquisition, merger or consolidation has been approved by the Board or (iii) warrants issued in connection with a lease or similar financing approved by the Board) then, as to each of WP, the Baker Group and the Tisch Group, for as long as such Investor or Investor group Owns at least 5% of Common Stock, the Company shall:

          (1) give written notice setting forth in reasonable detail (A) the designation and all of the terms and provisions of the securities proposed to be issued (the "Proposed Securities"), including, where applicable, the voting powers, preferences and relative participating, optional or other special rights, and the qualification, limitations or restrictions thereof and interest rate and maturity; (B) the price and other terms of the proposed sale of such securities; (C) the amount of such Proposed Securities; and (D) such other information as the Investors may reasonably request in order to evaluate the proposed issuance; and

          (2) offer to issue to each Investor upon the terms described in
     Section 5.5(a)(1) above, a portion of the Proposed Securities (the "Subscription Securities") equal to the percentage of the Common Stock Owned by such Investor multiplied by the total number of Proposed Securities.

     (b) Each Investor must exercise its purchase rights hereunder within 5 Business Days after receipt of such notice from the Company. To the extent that the Company offers two or more securities in units, each Investor must purchase such units as a whole and will not be given the opportunity to purchase only one of the securities making up such unit.

     (c) Upon the expiration of the offering periods described above, the Company will be free to sell such Subscription Securities that the Investors have not elected to purchase during the 90 days following such expiration on terms and conditions no more favorable to the purchasers thereof than those offered to such Investor.

     (d) The election by an Investor not to exercise its subscription rights under this Section 5.5 in any one instance shall not affect its right (other than in respect of a reduction in its percentage holdings) as to any subsequent proposed issuance. Any sale of such securities by the Company without first giving each Investor the rights described in this Section 5.5 shall be void and of no force and effect.

     (e) Injunctive Relief. The Company and the Investors hereby declare that it is impossible to measure in money the damages which will accrue to the parties hereto by reason of the failure of any party to perform any of its obligations set forth in this Section 5.5. Therefore, the Company and each Investor shall have the right to specific performance of such obligations, and if any party hereto shall institute any action or proceeding to enforce the provisions hereof, each of the Company and each Investor hereby waives the claim or defense that the party instituting such action or proceeding has an adequate remedy at law.

     5.6. Consents and Approvals; HSR Act; Proxy Statement
          ------------------------------------------------

     (a) From and after the date hereof, the Company shall use its reasonable best efforts to obtain as promptly as practicable any consent or approval of any Person, including any regulatory authority, required in connection with the transactions contemplated hereby.

     (b) From and after the date hereof, the Company shall use its reasonable best efforts to obtain as promptly as practicable any vote of stockholders necessary for approval of this Agreement and transactions contemplated hereby ("Stockholder Approval"). In furtherance of the foregoing statement, as promptly as practicable after the date hereof, the Company shall prepare and file with the SEC, and shall use its reasonable best efforts to have cleared by the SEC, a preliminary proxy statement, and as soon as practicable thereafter (subject to applicable waiting periods under the Exchange Act, review by the SEC or as required by the Organizational Documents and applicable law) file with the SEC and promptly thereafter mail a definitive proxy statement to the Company's stockholders (the "Proxy Statement"). The Proxy Statement shall contain the recommendation of the Board that the Company's stockholders approve the transactions contemplated by this Agreement in accordance with the Organizational Documents and applicable law, including without limitation, the requirements of NASD Rule 4350. The Investors will be given a reasonable opportunity to review and comment on drafts of the Proxy Statement and the Company will use its reasonable best efforts to accept comments thereto given by the Investors and their respective representatives. The Company shall promptly take all action necessary in accordance with applicable law and its Organizational Documents to convene a meeting of the Company's stockholders, no later than May 30, 2004 or, if such date is impracticable due to review by the SEC, as soon as practicable thereafter. The Company shall use its reasonable best efforts to solicit from the Company's stockholders proxies in favor of the transactions contemplated by this Agreement and shall take all other action necessary to secure Stockholder Approval.

     (c) If, after giving effect to any sale of the Additional Shares as provided in Section 2.1, any Investor is required to file a Notification and Report Form under the HSR Act, the Company and such Investor shall, as promptly as practicable, and in any event within 15 Business Days after the date hereof, prepare and file or cause to be prepared and filed a Notification and Report Form with the Federal Trade Commission and the Department of Justice in accordance with the HSR Act and the rules and regulations promulgated thereunder, and take all commercially reasonable actions to obtain early termination of the waiting period under the HSR Act. The fees and expenses of such filing shall be paid by the Investor.

     5.7. Use of Proceeds
          ---------------

     The proceeds received by the Company from the issuance and sale of the Shares shall be used by the Company for working capital and other general corporate purposes.

     5.8. Takeover Statute
          ----------------

     If any Takeover Statute shall become applicable to the transactions contemplated hereby, including without limitation any takeover provision under the laws of the State of Delaware, the Company and the members of the Board shall, to the extent consistent with its fiduciary duty, grant such approvals and take such actions as are necessary so that the transactions contemplated hereby may be consummated as promptly as practicable on the terms contemplated hereby and otherwise use their reasonable best efforts to act to eliminate or minimize the effects of such statue or regulation on the transactions contemplated hereby.

     5.9. Integration
          -----------

     The Company shall not, and shall use its reasonable best efforts to ensure that none of its Affiliates shall sell, offer for sale or solicit offers to buy securities or otherwise negotiate in respect of any security that would be integrated with the offer or sale of the Shares in a manner that would require the registration under the Securities Act of the sale of the Shares to the Investors.

SECTION 6. REGISTRATION RIGHTS
           -------------------

     6.1. Registration Procedures and Expenses
          ------------------------------------

     (a) The Company shall:

          (1) subject to receipt of necessary information from the Investors, prepare and file with the SEC, promptly and in any event within 30 days after the Closing Date, a registration statement on Form S-3 (the "Registration Statement") to enable the resale by the Investors of the Shares from time to time through the automated quotation system of the NASDAQ Stock Market or in privately-negotiated transactions;

          (2) (A) use its reasonable best efforts, subject to receipt of necessary information from each Investor, to cause the Registration Statement to become effective as promptly as practicable after filing but in no event later than 60 days after the Registration Statement is filed by the Company unless the Registration Statement is subject to review by the SEC, in which case the Company will use its reasonable best efforts to cause the Registration Statement to become effective as promptly as practicable after such review, and (B) within five Business Days after the receipt of a no review letter from the SEC, take all appropriate measures necessary to cause the Registration Statement to become effective;

          (3) use its reasonable best efforts to prepare and file with the SEC such amendments and supplements to the Registration Statement and the prospectus which forms a part thereof (the "Prospectus") as may be necessary to keep the Registration Statement current and effective with respect to each Investor's Shares, for a period not exceeding (i) two years from the Closing Date or (ii) until all Shares registered thereunder shall have been sold (which supplements shall include supplements required to include the names and holdings of limited and general partners of any Investor in the event any Investor distributes its Shares to its partners);

          (4) furnish to each Investor with respect to the Shares registered under the Registration Statement such number of copies of the Registration Statement, Prospectuses (including supplemental prospectuses) and preliminary versions of the Prospectus filed with the SEC ("Preliminary Prospectuses") in conformity with the requirements of the Securities Act and such other documents as such Investor may reasonably request, in order to facilitate the public sale or other disposition of all or any of the Shares by such Investor;

          (5) file documents required of the Company for normal blue sky clearance in states reasonably specified in writing by such Investor prior to the effectiveness of the Registration Statement, provided, however, that the Company shall not be required to qualify to do business or consent to service of process in any jurisdiction in which it is not now so qualified or has not so consented;

          (6) bear all expenses (other than underwriting discounts and commissions, if any) in connection with the procedures in paragraph (1) through (5) of this Section 6.1 and the registration of the Shares pursuant to the Registration Statement, including without limitation (A) registration and filing fees with the SEC, (B) fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of Company counsel in connection with blue sky qualifications of the Shares), (C) printing expenses, (D) fees and expenses incurred in connection with the listing of the Shares, (E) fees and expenses of counsel and independent certified public accountants for the Company (including the expenses of any comfort letters), (F) the fees and expenses of any additional experts retained by the Company in connection with such registration, (G) fees and expenses in connection with any review of underwriting arrangements by the NASD, including fees and expenses of any "qualified independent underwriter," (H) internal Company expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), and

     (I) all reasonable fees and disbursements of one counsel for the Investors in connection with such registration which fees and disbursements shall not exceed $20,000; and

          (7) advise the Investors, promptly after it shall receive notice or obtain knowledge of the issuance of any stop order by the SEC delaying or suspending the effectiveness of the Registration Statement or of the initiation of any proceeding for that purpose; and it will promptly use its commercially reasonable efforts to prevent the issuance of any stop order or to obtain its withdrawal at the earliest possible moment if such stop order should be issued.

     (b) With a view to making available to each Investor the benefits of Rule 144 (or its successor rule) and any other rule or regulation of the SEC that may at any time permit the Investor to sell its Shares to the public without registration, the Company covenants and agrees to use reasonable best efforts to: (i) make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, until the earlier of (A) such date as, in the opinion of counsel to the Company, all of the Investors' Shares may be resold pursuant to Rule 144(k) or any other rule of similar effect or (B) such date as all of the Investor's Shares shall have been resold; (ii) file or furnish with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and under the Exchange Act; and (iii) furnish or make available via EDGAR filings with the SEC (if applicable) to each Investor upon request, for as long as each Investor Owns any Shares, (A) a written statement by the Company that it has complied with the reporting requirements of the Securities Act and the Exchange Act, (B) a copy of the Company's most recent Annual Report on Form 10-K or Quarterly Report on Form 10-Q, and (C) such other information as may be reasonably requested in order to avail such Investor of any rule or regulation of the SEC that permits the selling of any such Shares without registration.

     (c) It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 6.1 that each Investor shall furnish to the Company such information regarding itself, the Shares to be sold by such Investor, and the intended method of disposition of such securities as the Company shall reasonably request and as shall be required to effect the registration of the Shares.

     (d) Notwithstanding anything to the contrary herein, the Registration Statement shall cover only the Shares. In no event at any time before the Registration Statement becomes effective with respect to the Shares shall the Company publicly announce or file any other registration statement, other than a registration statement on Form S-8 relating solely to employee benefit plans, without the prior written consent, such consent not to be unreasonably withheld, delayed or conditioned, of Investors holding a majority of the Shares.

     (e) The Company understands that each Investor disclaims being an underwriter, but in the event the Investors shall be deemed an underwriter by the SEC, such action shall not relieve the Company of any obligations it has hereunder.

     (f) The Investors shall not take any action to restrain, enjoin or otherwise delay any registration as the result of any controversy which might arise with respect to the interpretation or implementation of this Agreement.

     6.2. Transfer of Shares After Registration; Suspension
          -------------------------------------------------

     (a) Each Investor agrees that it will promptly notify the Company of any changes in the information set forth in the Registration Statement regarding such Investor or its plan of distribution.

     (b) Except in the event that paragraph (c) below applies, the Company shall: (i) prepare and file from time to time with the SEC a post-effective amendment to the Registration Statement or a supplement to the related Prospectus or a supplement or amendment to any document incorporated therein by reference or file any other required document so that such Registration Statement will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and so that, as thereafter delivered to purchasers of the Shares being sold thereunder, such Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; (ii) provide each Investor copies of any documents filed pursuant to Section 6.2(b)(i); and (iii) upon request, inform each Investor that the Company has complied with its obligations in Section 6.2(b)(i) (or that, if the Company has filed a post-effective amendment to the Registration Statement which has not yet been declared effective, the Company will notify each Investor to that effect, will use its reasonable efforts to secure the effectiveness of such post-effective amendment as promptly as possible and will promptly notify each Investor pursuant to Section 6.2(b)(i) hereof when the amendment has become effective).

     (c) Subject to paragraph (d) below, in the event: (i) of any request by the SEC or any other federal or state governmental authority during the period of effectiveness of the Registration Statement for amendments or supplements to a Registration Statement or related Prospectus or for additional information; (ii) of the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose; (iii) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Shares for sale in any jurisdiction or the initiation of any proceeding for such purpose; (iv) of any event or circumstance which necessitates the making of any changes in the Registration Statement or Prospectus, or any document incorporated or deemed to be incorporated therein by reference, so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or any omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the Prospectus, it will not contain any untrue statement of a material fact or any omission to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; or (v) if the President or Chief Executive Officer of the Company, after consultation with counsel, he has made the good faith determination (1) that continued use by the selling Investors of the Registration Statement for purposes of effecting offers or sales of the Shares pursuant thereto would require, under the Securities Act, premature disclosure in the Registration Statement (or the prospectus relating thereto) of material, nonpublic information concerning the Company, its business or prospects or any proposed material transaction involving the Company, (2) that such premature disclosure would be materially adverse to the Company, its business or prospects or any such proposed material transaction or would make the successful consummation by the Company of any such material transaction significantly less likely and
(3) that it is therefore essential to suspend the use by the Investors of such Registration Statement (and the prospectus relating thereto) for purposes of effecting offers or sales of Registrable Shares pursuant thereto, then the Company shall promptly deliver a certificate in writing to each Investor (the "Suspension Notice") to the effect of the foregoing and, upon receipt of such Suspension Notice, the Investor will refrain from selling any Shares pursuant to the Registration Statement (a "Suspension") until each Investor's receipt of copies of a supplemented or amended Prospectus prepared and filed by the Company, or until it is advised in writing by the Company that the current Prospectus may be used, and has received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in any such Prospectus. In the event of any Suspension, the Company will use its reasonable efforts to cause the use of the Prospectus so suspended to be resumed as soon as reasonably practicable within 90 days after delivery of a Suspension Notice to the Investor. During the Suspension Period, none of the Investors shall offer or sell any Shares pursuant to or in reliance upon the Registration Statement (or the prospectus relating thereto). In addition to and without limiting any other remedies (including, without limitation, at law or at equity) available to the Investor, the Investor shall be entitled to specific performance in the event that the Company fails to comply with the provisions of this Section 6.2(c).

     (d) Notwithstanding the foregoing paragraph (c) of this Section 6.2, in any 12-month period, the Company shall not suspend the Registration Statement which causes the Investor to be prohibited from selling Shares under the Registration Statement as a result of such Suspension on more than five occasions of not more than 90 days each, or 180 days in the aggregate, and any such Suspension must be separated by a period of at least 20 days from a prior Suspension.

     (e) Provided that a Suspension is not then in effect, each Investor may sell its Shares under the Registration Statement, provided that it arranges for delivery of a current Prospectus to the transferee of such Shares. Upon receipt of a request therefor, the Company will provide the requested number of current Prospectuses to such Investor and to any other parties requiring such Prospectuses.

     6.3. Indemnification
          ---------------

     For purposes of this Section 6.3:

     the term "Selling Stockholders" means the Investors, their respective officers, partners and members, and each person, if any, who controls the Investor within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act;

     the term "Registration Statement" means the Registration Statement, any Preliminary Prospectus, the final Prospectus, any exhibit, supplement or amendment thereto or included in or relating to, and any document incorporated by reference in, the Registration Statement (or deemed to be a part thereof) referred to in Section 6.1; and
     the term "untrue statement" means any untrue statement or alleged untrue statement, or any omission or alleged omission to state in the Registration Statement a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     (a) The Company agrees to indemnify and hold harmless each Selling Stockholder from and against any Losses to which such Selling Stockholder may become subject (under the Securities Act or otherwise) insofar as such Losses arise out of, or are based upon any untrue statement of a material fact contained in the Registration Statement and the Company will reimburse such Selling Stockholder for any legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim, provided, however, that the Company shall not be liable in any such case to the extent that such loss, claim, damage or liability arises out of, or is based upon, an untrue statement made in such Registration Statement in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Selling Stockholder and stated to be specifically for use in preparation of the Registration Statement.

     (b) Each Investor severally agrees to indemnify and hold harmless the Company (and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act, each officer of the Company who signs the Registration Statement and each director of the Company) from and against any Losses to which the Company (or any such officer, director or controlling person) may become subject (under the Securities Act or otherwise), insofar as such Losses arise out of, or are based upon, any untrue statement of a material fact contained in the Registration Statement if such untrue statement was made in reliance upon and in conformity with written information furnished by or on behalf of such Investor and stated to be specifically for use in preparation of the Registration Statement, and the Investor will reimburse the Company (or such officer, director or controlling person), as the case may be, for any legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim. The obligation of such Investor to indemnify shall be limited to the net amount of the proceeds received by such Investor from the sale of the Shares pursuant to the Registration Statement.

     (c) Each party entitled to indemnification under this Section 6.3 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom; provided, that counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld) and the Indemnified Party may participate in such defense at such party's expense (unless the Indemnified Party shall have reasonably concluded, after consultation with counsel, that there may be a conflict of interest between the Indemnifying Party and the Indemnified Party in such action, in which case the reasonable fees and expenses of counsel for the Indemnified Party shall be at the expense of the Indemnifying Party), and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 6.3, except to the extent that the Indemnifying Party is materially prejudiced thereby. No Indemnifying Party, in the defense of any such claim or litigation shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with the defense of such claim and litigation resulting therefrom.

     (d) If the indemnification provided for in this Section 6.3 is insufficient to or is held by a court of competent jurisdiction to be unavailable to hold harmless an Indemnified Party under subsection (a) or (b) above in respect of any Losses referred to therein, then each Indemnifying Party shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and the Investor on the other in connection with the statements or omissions or other matters which resulted in such Losses, as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, in the case of an untrue statement, whether the untrue statement relates to information supplied by the Company on the one hand or such Investor on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement. The Company and the Investors agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to above in this subsection (d). The amount paid or payable by an Indemnified Party as a result of the Losses referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), the Investor shall not be required to contribute any amount in excess of the amount by which the gross amount received by the Investor from the sale of the Shares to which such Loss relates exceeds the amount of any damages which the Investor has otherwise been required to pay by reason of such untrue statement. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Each Investor's obligations in this subsection to contribute are several in proportion to their sales of Shares to which such loss relates and not joint.

     (e) The indemnity and contribution agreements contained in this Section 6.3 shall remain operative and in full force and effect regardless of (i) termination of any provision of this Agreement or any underwriting agreement,
(ii) any investigation made by or on behalf of any Indemnified Person or by or on behalf of the Company and (iii) the consummation of the sale or successive resales of the Shares.

     6.4. Information Available
          ---------------------

     So long as the Registration Statement is effective covering the resale of Shares owned by the Investors, the Company will furnish to each Investor upon the reasonable request of each Investor, an adequate number of copies of the Prospectuses to supply to any other party requiring such Prospectuses; and the Company, upon the reasonable request of such Investor, will meet with such Investor or a representative thereof at the Company's headquarters to discuss all information relevant for disclosure in the Registration Statement covering the Shares and will otherwise cooperate with such Investor conducting an investigation for the purpose of reducing or eliminating the Investor's exposure to liability under the Securities Act, including the reasonable production of information at the Company's headquarters.

     6.5. Registration and Listing
          ------------------------

     So long as the Investors Own any Common Stock, the Company shall:

     (a) cause the Common Stock to continue at all times to be registered under
Section 12(g) of the Exchange Act, comply in all respects with its reporting and filing obligations under the Exchange Act, and not take any action or file any document (whether or not permitted by the Exchange Act or the rules thereunder) to terminate or suspend such reporting and filing obligations;

     (b) continue the listing or trading of the Common Stock on the NASDAQ Stock Market or one of the other Approved Markets and comply in all respects with the Company's reporting, filing and other obligations under the By-laws or rules of the Approved Market on which the Common Stock is listed; and

     (c) use its reasonable best efforts to comply with all requirements of the NASD with respect to the issuance of the Shares and listing thereof on the NASDAQ Stock Market.

SECTION 7. INVESTORS' CLOSING CONDITIONS
           -----------------------------

     The obligation of each Investor to purchase and pay for the Shares on the Closing Date, as provided in Section 2.1 hereof, shall be subject to the performance by the Company of its agreements theretofore to be performed hereunder and to the satisfaction (or waiver), prior thereto or concurrently therewith, of the following further conditions:

     7.1. Representations and Warranties
          ------------------------------

     The representations and warranties of the Company contained in this Agreement shall be true on and as of the Closing Date in all material respects (except for such representations and warranties that are qualified as to materiality, which shall be true in all respects) as though such representations and warranties were made at and as of such date.

     7.2. Compliance with Agreement
          -------------------------

     The Company shall have performed and complied in all material respects with all agreements, covenants and conditions contained in this Agreement which are required to be performed or complied with by the Company prior to or on the Closing Date.

     7.3. Injunction
          ----------

     There shall be no effective injunction, writ, preliminary restraining order or any order of any nature issued by a court of competent jurisdiction directing that the transactions provided for herein or any of them not be consummated as herein provided.

     7.4. Counsel's Opinion
          -----------------

     Each Investor shall have received an opinion, dated the Closing Date from each of the Company's counsel, Milbank, Tweed, Hadley & McCloy LLP, and the Company's in-house counsel, substantially in the form of Exhibit D attached hereto.

     7.5. Adverse Development
          -------------------

     There shall have been no developments in the business of the Company or its Subsidiary which would be reasonably likely to have a Material Adverse Effect.

     7.6. Directors
          ---------

     Stewart Hen and Jonathan S. Leff shall have been elected to the Board, effective on the Closing Date.

     7.7. Listing of the Common Stock
          ---------------------------

     In connection with the issuance of the Shares and the transactions contemplated hereby, the Company shall have submitted to the NASDAQ Stock Market a "Notification Form: Listing of Additional Shares" as well as any necessary supporting documentation.

     7.8. Consents and Approvals
          ----------------------

     The Company shall have obtained the Stockholder Approval and any waiting period under the HSR Act applicable to the transactions contemplated hereby shall have expired or been terminated.

     7.9. Officer's Certificate
          ---------------------

     Each Investor shall have received a certificate, dated the Closing Date, signed by a duly authorized executive officer of the Company, certifying that the conditions specified in the foregoing Sections 7.1, 7.2, 7.3 and 7.5 hereof have been fulfilled.

     7.10. Secretary's Certificate
           -----------------------

     Each Investor shall have received a certificate, dated the Closing Date, of the Secretary of the Company attaching: (i) a true and complete copy of the Restated Certificate of Incorporation of the Company, with all amendments thereto; (ii) true and complete copies of the Company's By-laws, as amended, in effect as of such date; (iii) certificates from the Secretary of State of the State of Delaware and the Secretary of State of the State of Connecticut as to the good standing of the Company and Neurogen Properties, respectively; (iv) certificates of good standing from the appropriate officials of the jurisdictions in each state in which the Company is qualified to do business as a foreign corporation; and (iv) resolutions of the Board authorizing the execution and delivery of this Agreement, the transactions contemplated hereby, and the issuance of the Shares.

     7.11. Approval of Proceedings
           -----------------------

     All proceedings to be taken in connection with the transactions contemplated by this Agreement, and all documents incident thereto, shall be satisfactory in form and substance to the Investors and its special counsel, Willkie Farr & Gallagher LLP. The Investors shall have received copies of all documents or other evidence which they and Willkie Farr & Gallagher LLP may reasonably request in connection with such transactions and of all records of corporate proceedings in connection therewith in form and substance reasonably satisfactory to the Investors and Willkie Farr & Gallagher LLP.

SECTION 8. COMPANY CLOSING CONDITIONS
           --------------------------

     The obligation of the Company to issue and deliver the Shares on the Closing Date, as the case may be, as provided in Section 2.1 hereof, shall be subject to the performance by each Investor of its agreements theretofore to be performed hereunder and to the satisfaction (or waiver), prior thereto or concurrently therewith, of the following further conditions:

     8.1. Representations and Warranties
          ------------------------------

     The representations and warranties of the Investors contained in this Agreement shall be true in all material respects on and as of the Closing Date (except for such representations and warranties that are qualified as to materiality, which shall be true in all respects) as though such representations and warranties were made at and as of such date.

     8.2. Compliance with Agreement
          -------------------------

     The Investors shall have performed and complied in all material respects with all agreements, covenants and conditions contained in this Agreement which are required to be performed or complied with by them prior to or on the Closing Date.

     8.3. Investors' Certificates
          -----------------------

     The Company shall have received a certificate from each Investor, dated the Closing Date, signed by a duly authorized representative of the Investor, certifying that the conditions specified in the foregoing Sections 8.1 and 8.2 hereof have been fulfilled.

     8.4. Injunction
          ----------

     There shall be no effective injunction, writ, preliminary restraining order or any order of any nature issued by a court of competent jurisdiction directing that the transactions provided for herein or any of them not be consummated as herein provided.

     8.5. Shares Purchased
          ----------------

     Each of the Investors shall have purchased, in accordance with this Agreement, the number of Shares set forth opposite its name on Schedule 2.1, other than any Investors that have terminated the Agreement pursuant to Section 10.4(ii).

     8.6. Approval of Proceedings
          -----------------------

     All proceedings to be taken in connection with the transactions contemplated by this Agreement, and all documents incident thereto, shall be reasonably satisfactory in form and substance to the Company. The Company shall have received copies of all documents or other evidence which it may have reasonably requested in connection therewith in form and substance reasonably satisfactory to the Company.

     8.7. Consents and Approvals
          ----------------------

     The Company shall have obtained the Stockholder Approval and any waiting period under the HSR Act applicable to the transactions contemplated hereby shall have expired or been terminated.

SECTION 9. COVENANTS
           ---------

     9.1. Inspection
          ----------

     As long as an Investor Owns at least five percent (5%) of the Common Stock, the Company shall permit the Investor, its nominee, assignee, and its representative to visit and inspect any of the properties of the Company and its Subsidiary, to examine all its books of account, records, reports and other papers not contractually required of the Company to be confidential or secret, to make copies and extracts therefrom, and provide reasonable access to and the right to consult with, its officers, directors, key employees and independent public accountants or any of them (and by this provision the Company authorizes said accountants to discuss with such Investor, its nominees, assignees and representatives the finances and affairs of the Company and its Subsidiary), all at such reasonable times and as often as may be reasonably requested; provided that the Company shall not be required to disclose such information or provide such access if such disclosure would violate applicable law or contract.

     9.2. Confidentiality
          ---------------

     As to so much of the information and other material furnished under or in connection with this Agreement (whether furnished before, on or after the date hereof, including without limitation information furnished pursuant to Section
9.1 hereof) as constitutes or contains confidential business, financial or other information of the Company or its Subsidiary, each Investor covenants for itself and its members and officers that it will use due care to prevent its officers, members, employees, counsel, accountants and other representatives from disclosing such information to Persons other than their respective authorized employees, counsel, accountants, stockholders, partners, limited partners and other authorized representatives or from using such information except as an Investor or for the benefit of the Company; provided, however, that such Investor may disclose or deliver any information or other material disclosed to or received by it should the Investor be advised by its counsel that such disclosure or delivery is required by law, regulation or judicial or administrative order. In the event of any termination of this Agreement prior to the Closing Date, the Investor shall return to the Company all confidential material previously furnished to the Investor or its officers, members, employees, counsel, accountants and other representatives in connection with this transaction. For purposes of this Section 9.2, "due care" means at least the same level of care that such Investor would use to protect the confidentiality of its own sensitive or proprietary information, and this obligation shall survive termination of this Agreement.

     9.3. Lost, etc. Certificates Evidencing Shares; Exchange
          ---------------------------------------------------

     Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of any certificate evidencing any Shares owned by an Investor, and (in the case of loss, theft or destruction) of an unsecured indemnity satisfactory to it, and upon reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of such certificate, if mutilated, the Company will make and deliver in lieu of such certificate a new certificate of like tenor and for the number of securities evidenced by such certificate which remain outstanding. Each Investor's agreement of indemnity shall constitute indemnity satisfactory to the Company for purposes of this Section 9.3. Upon surrender of any certificate representing any Shares, for exchange at the office of the Company, the Company at its expense will cause to be issued in exchange therefor new certificates in such denomination or denominations as may be requested for the same aggregate number of Shares represented by the certificate so surrendered and registered as such holder may request. The Company will also pay the cost of all deliveries of certificates for such Shares to the office of the Investor (including the cost of insurance against loss or theft in an amount satisfactory to the holders) upon any exchange provided for in this Section 9.3.

SECTION 10. MISCELLANEOUS
            -------------

     10.1. Notices
           -------

     (a) All communications under this Agreement shall be in writing and shall be delivered by hand or facsimile or mailed by overnight courier or by registered mail or certified mail, postage prepaid:

          (1) if to an Investor, at the address or facsimile number set forth on
     Schedule 2.1, or at such other address or facsimile number as such Investor may have furnished the Company in writing; and

          (2) if to the Company, at: 35 Northeast Industrial Road, Branford, Connecticut 06405 (facsimile: (203) 483-8651, Attention: General Counsel, or at such other address or facsimile number as it may have furnished the Investors in writing, with a copy (which shall not constitute notice) to Milbank, Tweed, Hadley & McCloy LLP, 1 Chase Manhattan Plaza, New York, NY 10005 (facsimile: (212) 822-5516), Attention: Robert B. Williams, Esq.

     (b) Any notice so addressed shall be deemed to be given: if delivered by hand or facsimile, on the date of such delivery; if mailed by courier, on the first Business Day following the date of such mailing; and if mailed by registered or certified mail, on the third Business Day after the date of such mailing.

     10.2. Expenses and Taxes
           ------------------

     (a) The Company shall reimburse the Investors, within fifteen Business Days of such request by the Investors and in an amount not to exceed $400,000, all of the Investors' out-of-pocket fees and expenses incurred in connection with the negotiation, preparation, execution and delivery of this Agreement and the transactions contemplated hereby, including, without limitation, the fees and expenses of the Investors' attorneys, accountants and consultants employed in connection with the Investors' consideration, negotiation and consummation of the transactions contemplated hereby, Investors' due diligence on the Company and any documentation relating to the transactions contemplated hereby.

     (b) The Company will pay, and save and hold each Investor harmless from any and all liabilities (including interest and penalties) with respect to, or resulting from any delay or failure in paying, stamp and other taxes (other than income taxes), if any, which may be payable or determined to be payable on the execution and delivery or acquisition of the Shares.

     10.3. Reproduction of Documents
           -------------------------

     This Agreement and all documents relating thereto, including, without limitation, (i) consents, waivers and modifications which may hereafter be executed, (ii) documents received by the Investors on the Closing Date (except for certificates evidencing the Shares themselves), and (iii) financial statements, certificates and other information previously or hereafter furnished to the Investors, may be reproduced by the Investors by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process and the Investor may destroy any original document so reproduced. All parties hereto agree and stipulate that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by such Investor in the regular course of business) and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

     10.4. Termination and Survival
           ------------------------

     Notwithstanding anything to the contrary contained herein, this Agreement may be terminated at any time (i) by mutual consent of the Company and the Majority Investors, (ii) by either the Company, WP, the Baker Group or the Tisch Group if the Closing shall not have occurred on or prior to June 30, 2004 (unless such date is extended by mutual written consent); provided, that any termination under this clause (ii) by WP, the Baker Group or the Tisch Group shall only be effective as to such Investor or Investor group, (iii) by the Company, for any material breach of this Agreement by the Investors or (iv) by the Investors, for any material breach of this Agreement by the Company. In the event of termination pursuant to this Section 10.4, this Agreement shall become null and void and have no effect, with no liability on the part of the Company or the Investors, or their members, partners, directors, officers, agents or stockholders, with respect to this Agreement, except for the (i) liability of the Company for expenses pursuant to Section 10.2 and (ii) subject to the foregoing sentence, liability for any breach of any representation, warranty or covenant contained in this Agreement.

     10.5. Successors and Assigns
           ----------------------

     This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties. The Company may not assign its rights or obligations hereunder without the prior written consent of the Investors. Each of WP and the Baker Group may assign its rights and obligations hereunder to any of its members or Affiliates or to any Affiliates of its members; provided, that the transferee provides the Company with written representations and warranties substantially similar to those provided in
Section 4. Any Investor in the Tisch Group may assign its rights and obligations hereunder to any other Investor in the Tisch Group, to family members of such Investor or to trusts formed for the benefit of such Investor or family member; provided, that the transferee provides the Company with written representations and warranties substantially similar to those provided in Section 4.

     10.6. Severability
           ------------

     In the event that any part or parts of this Agreement shall be held illegal or unenforceable by any court or administrative body of competent jurisdiction, such determination shall not affect the remaining provisions of this Agreement which shall remain in full force and effect.

     10.7. Governing Law
           -------------

     This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within such State.

     10.8. Paragraph and Section Headings
           ------------------------------

     The headings of the sections and subsections of this Agreement are inserted for convenience only and shall not be deemed to constitute a part thereof.

     10.9. Limitation on Enforcement of Remedies
           -------------------------------------

     The Company hereby agrees that it will not assert against the limited partners of any members of any Investor any claim it may have under this Agreement by reason of any failure or alleged failure by such Investor to meet its obligations hereunder.

     10.10. Counterparts
            ------------

     This Agreement may be executed in one or more counterparts (including by facsimile), each of which shall be deemed an original and all of which together shall be considered one and the same agreement.

     10.11. Entire Agreement; Amendment and Waiver
            --------------------------------------

     This Agreement, the schedules and exhibits attached hereto constitute the entire understandings of the parties hereto and supersede all prior agreements or understandings with respect to the subject matter hereof among such parties. This Agreement may be amended, and the observance of any term of this Agreement may be waived, with (and only with) the written consent of the Company and the Investors.

                           [Signature Page to Follow.]

                                    Very truly yours,

                                    NEUROGEN CORPORATION

                                    By: /s/ William H. Koster
                                        ------------------------------
                                        Name:  William H. Koster
                                        Title: President and CEO

ACCEPTED AND AGREED:

WARBURG PINCUS PRIVATE
  EQUITY VIII, L.P.

By:  Warburg Pincus & Co.,
     General Partner

     By: /s/ Stewart J. Hen
         ------------------------------
         Name:  Stewart V. Hen
         Title: Partner

                                    BAKER/TISCH INVESTMENTS, L.P.

                                    By:   Baker/Tisch Capital, L.P.,
                                          its general partner

                                    By:   Baker/Tisch Capital (GP), LLC,
                                          its general partner


                                    By:   /s/ Felix Baker, Ph.D.
                                          -------------------------------------
                                          Name:   Felix Baker, Ph.D.
                                          Title:  Managing Member


                                    BAKER BROS. INVESTMENTS, L.P.

                                    By:   Baker Bros. Capital, L.P.,
                                          its general partner

                                    By:   Baker Bros. Capital (GP), LLC,
                                          its general partner


                                    By:   /s/ Felix Baker, Ph.D.
                                          -------------------------------------
                                          Name:   Felix Baker, Ph.D.
                                          Title:  Managing Member


                                    BAKER BROS. INVESTMENTS II, L.P.

                                    By:   Baker Bros. Capital, L.P.,
                                          its general partner

                                    By:   Baker Bros. Capital (GP), LLC,
                                          its general partner


                                    By:   /s/ Felix Baker, Ph.D.
                                          -------------------------------------
                                          Name:   Felix Baker, Ph.D.
                                          Title:  Managing Member

                                    BAKER BIOTECH FUND I, L.P.

                                    By:   Baker Biotech Capital, L.P.,
                                          its general partner

                                    By:   Baker Biotech Capital (GP), LLC,
                                          its general partner


                                    By:   /s/ Felix Baker, Ph.D.
                                          -------------------------------------
                                          Name:   Felix Baker, Ph.D.
                                          Title:  Managing Member


                                    BAKER BIOTECH FUND II, L.P.

                                    By:   Baker Biotech Capital II, L.P.,
                                          its general partner

                                    By:   Baker Biotech Capital II (GP), LLC,
                                          is general partner


                                    By:   /s/ Felix Baker, Ph.D.
                                          -------------------------------------
                                          Name:   Felix Baker, Ph.D.
                                          Title:  Managing Member


                                    BAKER BIOTECH FUND II (Z), L.P.

                                    By:   Baker Biotech Capital II, L.P.,
                                          its general partner

                                    By:   Baker Biotech Capital II (GP), LLC,
                                          is general partner


                                    By:   /s/ Felix Baker, Ph.D.
                                          -------------------------------------
                                          Name:   Felix Baker, Ph.D.
                                          Title:  Managing Member

ANDREW H. TISCH
  2004 ANNUITY TRUST #1


/s/ Barry L. Bloom
------------------------------
Name:   Barry L. Bloom
Title:  Attorney-in-Fact



DANIEL R. TISCH
  2004 ANNUITY TRUST #1


/s/ Barry L. Bloom
------------------------------
Name:   Barry L. Bloom
Title:  Attorney-in-Fact



JAMES S. TISCH
  2004 ANNUITY TRUST #1


/s/ Barry L. Bloom
------------------------------
Name:   Barry L. Bloom
Title:  Attorney-in-Fact



THOMAS J. TISCH
   2004 ANNUITY TRUST #1


Barry L. Bloom
------------------------------
Name:   Barry L. Bloom
Title:  Attorney-in-Fact

                                                      SCHEDULE 2.1


                                                                                                       SHARE PURCHASE
                                                                                                       --------------
INVESTOR NAME AND ADDRESS                                               SHARES                              PRICE
-------------------------                                               ------                              -----
Warburg Pincus Private Equity VIII, L.P.                 5,714,286, subject to an additional       $40,000,000, subject
466 Lexington Avenue                                   purchase of 2,857,100 Shares depending         to a maximum of
New York, NY 10017                                       on whether the Additional Shares are           $60,000,000
Facsimile: (212) 878-0850                              purchased by the Institutional Investors
Attention:  Mr. Stewart Hen

with a copy (which shall not
constitute notice) to:
Willkie Farr & Gallagher LLP
787 Seventh Avenue
New York, NY 10019
Facsimile:  (212) 728-9222
Attention:  Steven J. Gartner, Esq.

Andrew H. Tisch 2004 Annuity Trust #1*                 1,071,429 (to be allocated among the              $7,500,000
                                                                    Tisch Group)

Daniel R. Tisch 2004 Annuity Trust #1*

James S. Tisch 2004 Annuity Trust #1*

Thomas J. Tisch 2004 Annuity Trust #1*

Baker Bros. Investments L.P.**                          3,357,142, subject to an additional        $23,500,000, subject
                                                       purchase of 1,285,757 Shares depending         to a maximum of


                                                          -1-


                                                        on whether the Additional Shares are            $32,500,000
                                                       purchased by the Institutional Investors
                                                       (to be allocated among the Baker Group)
Baker Bros. Investments II, L.P.**

Baker Biotech Fund I, L.P.**

Baker Biotech Fund II, L.P.**

Baker/Tisch Investments, L.P.**

TOTAL:
-----

*Address/Notification Information:
 --------------------------------
667 Madison Avenue
New York, NY  10021
Facsimile:  (212) 521-2031
Attention:  Barry L. Bloom

with a copy (which shall not constitute notice) to:
Sullivan & Cromwell LLP
125 Broad Street
New York, NY  10004
Facsimile:  (212) 558-3588
Attention:  Richard R. Howe

**Address/Notification Information:
  --------------------------------
667 Madison Avenue, 17th Floor
New York, NY  10021
Facsimile:  (212) 521-2245
Attention:  Leo Kirby


                                                          -2-


with a copy (which shall not constitute notice) to:
Sullivan & Cromwell LLP
125 Broad Street
New York, NY  10004
Facsimile:  (212) 558-3588
Attention:  Richard R. Howe


Note: Of the 14,285,714 Shares to be sold hereunder, 10,142,857 Shares (for an aggregate Share Purchase Price of $71 million) will be allocated as set forth above, and the remaining 4,142,857 Shares will be allocated among the Investors if and only if the Additional Shares are not acquired by the Institutional Investors pursuant to the Additional Shares
Purchase Agreement, as follows:

     - The first 1,428,571 Shares (with a Share Purchase Price of $10 million) will be allocated 40/71 to Warburg and
31/71 to the Baker Group.

     - The next 1,428,571 Shares (with a Share Purchase Price of $10 million) will be allocated to WP.

     - The next 1,285,715 Shares (with a Share Purchase Price of $9 million) will be allocated .5149 to the Baker Group and .4851 to WP.


                                  SCHEDULE 3.5

1. Filing with, and having declared effective by, the SEC a Registration Statement and filing with the SEC any other documents necessary to cause the Registration Statement to be declared effective by the SEC.

2. Filing with the SEC the preliminary proxy statement and Proxy Statement referred to in Section 5.6(b) relating to the adoption of this Agreement and approval of the transactions contemplated hereunder by the stockholders of the Company.

3. Filing with the SEC of such reports as may be required under the Exchange Act in connection with this Agreement and the transactions contemplated hereunder.

4. Filing with the NASDAQ Stock Market of a "Notification Form: Listing of Additional Shares" as well as any supporting documentation.

5. Such filings as may be required in connection with the taxes described in
Section 3.28.

6. All filings with and clearances under, Blue Sky laws of any state, if necessary.

7. Filing of a Notification and Report Form under the HSR Act if WP is to acquire Shares having a Share Purchase Price of more than $50 million.

                                TABLE OF CONTENTS
                                -----------------

SECTION 1.    INTERPRETATION OF THIS AGREEMENT...............................2
      1.1.    Defined Terms..................................................2

SECTION 2.    PURCHASE AND SALE OF shares....................................6
      2.1.    Issuance of Shares.............................................6
      2.2.    Closing and Closing Date.......................................7

SECTION 3.    REPRESENTATIONS AND WARRANTIES OF THE COMPANY..................7
      3.1.    Corporate Organization.........................................7
      3.2.    Company Subsidiary.............................................7
      3.3.    Capitalization.................................................8
      3.4.    Corporate Proceedings, etc.....................................8
      3.5.    Consents and Approvals.........................................8
      3.6.    Absence of Defaults, Conflicts, etc............................9
      3.7.    Reports and Financial Statements...............................9
      3.8.    Absence of Certain Developments...............................10
      3.9.    Compliance with Law...........................................10
      3.10.   Litigation....................................................11
      3.11.   Absence of Undisclosed Liabilities............................11
      3.12.   Employees.....................................................12
      3.13.   Tax Matters...................................................12
      3.14.   Intellectual Property.........................................12
      3.15.   Title to Tangible Assets......................................13
      3.16.   Condition of Properties.......................................13
      3.17.   Insurance.....................................................13
      3.18.   Transactions with Related Parties.............................14
      3.19.   Registration Rights...........................................14
      3.20.   Private Offering..............................................14
      3.21.   Brokerage.....................................................14
      3.22.   Illegal or Unauthorized Payments; Political Contributions.....14
      3.23.   Takeover Statute..............................................15
      3.24.   NASDAQ Compliance.............................................15
      3.25.   Reporting Status..............................................15
      3.26.   No Manipulation of Common Stock...............................15
      3.27.   Accountants...................................................15
      3.28.   Transfer Taxes................................................15
      3.29.   Investment Company............................................16
      3.30.   Internal Accounting Controls..................................16

SECTION 4.    REPRESENTATIONS AND WARRANTIES OF THE INVESTORS...............16

SECTION 5.    ADDITIONAL AGREEMENTS OF THE PARTIES..........................18
      5.1.    Resale of Shares..............................................18


                                      (i)

      5.2.    Covenants Pending Closing.....................................18
      5.3.    Further Assurance.............................................18
      5.4.    Observers.....................................................19
      5.5.    Subscription Right............................................19
      5.6.    Consents and Approvals; HSR Act; Proxy Statement..............20
      5.7.    Use of Proceeds...............................................21
      5.8.    Takeover Statute..............................................21
      5.9.    Integration...................................................21

SECTION 6.    Registration Rights...........................................21
      6.1.    Registration Procedures and Expenses..........................21
      6.2.    Transfer of Shares After Registration; Suspension.............24
      6.3.    Indemnification...............................................25
      6.4.    Information Available.........................................27
      6.5.    Registration and Listing......................................28

SECTION 7.    INVESTORs' CLOSING CONDITIONS.................................28
      7.1.    Representations and Warranties................................28
      7.2.    Compliance with Agreement.....................................28
      7.3.    Injunction....................................................29
      7.4.    Counsel's Opinion.............................................29
      7.5.    Adverse Development...........................................29
      7.6.    Directors.....................................................29
      7.7.    Listing of the Common Stock...................................29
      7.8.    Consents and Approvals........................................29
      7.9.    Officer's Certificate.........................................29
      7.10.   Secretary's Certificate.......................................29
      7.11.   Approval of Proceedings.......................................30

SECTION 8.    COMPANY CLOSING CONDITIONS....................................30
      8.1.    Representations and Warranties................................30
      8.2.    Compliance with Agreement.....................................30
      8.3.    Investors' Certificates.......................................30
      8.4.    Injunction....................................................30
      8.5.    Shares Purchased..............................................31
      8.6.    Approval of Proceedings.......................................31
      8.7.    Consents and Approvals........................................31

SECTION 9.    COVENANTS.....................................................31
      9.1.    Inspection....................................................31
      9.2.    Confidentiality...............................................31
      9.3.    Lost, etc.....................................................32

SECTION 10.   MISCELLANEOUS.................................................32
      10.1.   Notices.......................................................32
      10.2.   Expenses and Taxes............................................33
      10.3.   Reproduction of Documents.....................................33


                                      (ii)

      10.4.   Termination and Survival......................................33
      10.5.   Successors and Assigns........................................34
      10.6.   Severability..................................................34
      10.7.   Governing Law.................................................34
      10.8.   Paragraph and Section Headings................................34
      10.9.   Limitation on Enforcement of Remedies.........................34
      10.10.  Counterparts..................................................34
      10.11.  Entire Agreement; Amendment and Waiver........................35




Exhibit A   Additional Shares Purchase Agreement
Exhibit B   Restated Certificate of Incorporation, as amended
Exhibit C   By-laws, as amended
Exhibit D   Opinions of Milbank, Tweed, Hadley & McCloy LLP/Company In-House
            Counsel


                                     (iii)

                                    EXHIBIT A
                      Additional Shares Purchase Agreement





                                      (i)

                                    EXHIBIT B
                Restated Certificate of Incorporation, as amended





                                      (ii)

                                    EXHIBIT C
                               By-laws, as amended





                                      (iii)

                                    EXHIBIT D
    Opinions of Milbank, Tweed, Hadley & McCloy LLP/Company In-House Counsel

      [Capitalized terms used but not defined herein shall have the meaning assigned to them in the Securities Purchase Agreement.]

          (i) The Company is duly organized and validly existing in good standing under the laws of Delaware, has the all requisite corporate power and authority to own its properties and to carry on its business as now conducted. The Company has all requisite corporate power and authority to execute and deliver the Agreement and to perform its obligations thereunder.

          (ii) Except as set forth in the Agreement, no stockholder of the Company is entitled to any statutory preemptive right or, to the best knowledge of such counsel, other similar rights to subscribe for shares of capital stock of the Company.

          (iii) When issued in accordance with the terms of the Agreement, the Shares will be duly authorized, validly issued, fully paid and non-assessable shares of the Company, free of all statutory preemptive, or to our knowledge, contractual preemptive or similar rights.

          (iv) The Company has duly authorized the execution, delivery, and performance of the Agreement and each of the transactions and agreements contemplated thereby, and no other corporate action is necessary to authorize such execution, delivery or performance. The Agreement has been duly executed and delivered on behalf of the Company and constitutes the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights and general principles of equity, and except that any rights of indemnification may be limited by public policy.

          (v) The execution and delivery by the Company of the Agreement, the performance by the Company of its obligations thereunder and the consummation by the Company of the transactions contemplated thereby do not require the Company to obtain any consent, approval or action of, or make any filing with or give any notice to, any corporation, person or firm or any public, governmental or judicial authority of the United States or the State of New York except such as have been duly obtained or made, as the case may be, and are in full force and effect.

          (vi) The execution and delivery of the Agreement will not, (A) result in a material breach of any of the terms, conditions or provisions of, or constitute a default under, any agreement filed as an exhibit to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2003, (B) violate the Organizational Documents, or any federal or New York state law, rule or regulation known to such counsel of any court or federal, state of New York or other


                                      (i)
     regulatory board or body or administrative agency having jurisdiction over the Company or over its properties or businesses or (C) conflict with or constitute a default under any federal or New York State judgment, writ, decree or order known to such counsel to be applicable by its terms to the Company.(1)

          (vii) To the best knowledge of such counsel, there is no action, suit, investigation or proceeding pending or threatened, against the Company or any of its properties or assets by or before any court, arbitrator or governmental body, department, commission, board, bureau, agency or instrumentality, which questions the validity of the Agreement or any action taken or to be taken pursuant thereto.(2)

          (viii) The Company is not required to, and will not as a result of the consummation of the transactions contemplated by the Agreement be required to, register under the Investment Company Act of 1940, as amended.

          (ix) The issuance and sale of the Shares do not require registration under Section 5 of the Securities Act or qualification under any state securities or Blue Sky laws of the State of New York.

     In rendering such opinion, such counsel may refrain from expressing an opinion concerning any law other than the federal law of the United States, the law of the State of New York and the Delaware General Corporation Law.





----------

1 This may be given by in-house counsel.

2 This may be given by in-house counsel.


                                      (ii)